UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ________________________

FORM 8-K

 ________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

 ________________________

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 29, 2025, Edible Garden AG Incorporated (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with Avondale Capital, LLC (“Avondale”), an affiliate of Streeterville Capital, LLC, the sole holder of the Company’s outstanding shares of Series B Preferred Stock, pursuant to which the Company agreed to issue and sell to Avondale a secured promissory note (the “Note”) with an original principal amount of $1,750,000. After deducting the original issue discount of $350,000 and certain transaction expenses, the Company received net proceeds of $1,395,000 from the sale of the Note to Avondale. A portion of the net proceeds of the Note Purchase Agreement will be used to satisfy the remaining amount to which Arin Funding LLC is entitled under the standard merchant cash advance agreement dated as of April 1, 2025.

The Company will make weekly payments of $43,750 until the Note is paid in full. The Company may prepay the outstanding amount due under the Note at any time without penalty. If the Company prepays the Note in full by January 16, 2026, it will receive a $50,000 discount on the outstanding balance of the Note. No interest will accrue on the Note unless an event of default occurs. The Note is secured by a security interest in the Company’s cash and cash equivalents, accounts receivable, and all other forms of receivables, as set forth in a security agreement in favor of Avondale (the “Security Agreement,” together with the Note Purchase Agreement and the Note, the “Transaction Documents”). The Transaction Documents contain customary representations and warranties, covenants and agreements of the Company and Avondale.

Under the Note, a “trigger event” will occur if the Company fails to timely file required reports with the Securities and Exchange Commission; the Company’s common stock is no longer listed for trading on Nasdaq; the Company, without the consent of Avondale, issues any debt, pledges or grants any security interest in its assets, or enters into a fundamental transaction; the Company fails to may a payment under the Note; or similar customary events of default, as detailed in the Note and Note Purchase Agreement. Subject to certain limitations in the Note, upon a trigger event, Avondale may increase the outstanding balance of the Note by adding to the outstanding balance the result of multiplying the outstanding balance by 20% after a major trigger event or 5% after a minor trigger event. Subject to exceptions in the Note, if the Company fails to cure the trigger event within a cure period, the trigger event will become an event of default under the Note, following which interest will accrue at the lesser of 22% per annum or the maximum rate permitted under applicable law. Certain trigger events will automatically become an event of default. After an event of default, Avondale will have the right to seek to prohibit the Company from issuing any shares of its capital stock to any party unless the Note will be paid in full simultaneously with such issuance.

As long as the Note is outstanding, if the Company issues any debt security with a term or condition more favorable to the holder of such security or with a term in favor of any holder that was not provided to Avondale, the Company will notify Avondale of the favorable term, and, at Avondale’s election, such term will become a part of the Transaction Documents.

The foregoing is only a summary of the Note Purchase Agreement, the Note and the Security Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Note Purchase Agreement, the Note and the Security Agreement, copies of which are incorporated by reference as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1#	Note Purchase Agreement, by and between Edible Garden AG Incorporated and Avondale Capital, LLC, dated as of August 29, 2025
10.2	Secured Promissory Note, by and between Edible Garden AG Incorporated and Avondale Capital, LLC, effective as of August 29, 2025
10.3	Security Agreement, by and between Edible Garden AG Incorporated and Avondale Capital, LLC, dated as of August 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: September 5, 2025	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

3